EXHIBIT 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kai-Shing Tao, the registrant's principal executive, financial and accounting officer, certify that, to my knowledge:

1.
the accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Remark Holdings, Inc. at the dates and for the periods indicated.

Date: November 12, 2019

/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer and Chairman